EXHIBIT 32.5

CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, William J. Fehrman, President, Chief Executive Officer and Director of MidAmerican Energy Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
the Quarterly Report on Form 10-Q of MidAmerican Energy Company for the quarterly period ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of MidAmerican Energy Company.

Date: May 6, 2016	/s/ William J. Fehrman
William J. Fehrman
President, Chief Executive Officer and Director
(principal executive officer)